UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 30, 2009

YAYI INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23806	87-0046720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XingGuang Road No. 9 Zhong Bei Industrial Park, XiQing, District TianJin City, China 300384
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86 22 2798 4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 8.01	Other Events

On or about April 30, 2009, Allied Merit International Investment, Inc. extended the due date of the  $1 million we had previously borrowed from them.  As extended, $200,000 is due on or before each of June 30 and July 31, 2009, and $300,000 is due on each of August 31 and September 30, 2009. This loan was amended so that beginning May 1, 2009, it bears interest at the rate of 8% per annum.  This loan is secured by the pledge of 2,000,000 shares owned by Global Rock Stone Industrial, Ltd. Global Rock is our principal stockholder and Li Liu, our principal executive officer, is affiliated with Global Rock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: May 8, 2009	By:	/s/ Li Liu
Li Liu,
Chief Executive Officer and President